Exhibit 99.1

Annaly Capital Management, Inc. Reports GAAP Earnings Per Share for the 2nd Quarter 2011 of $0.14 as Compared to Loss Per Share of $0.40 for the 2nd Quarter 2010

NEW YORK--(BUSINESS WIRE)--August 1, 2011--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended June 30, 2011, of $120.8 million or $0.14 per average share available to common shareholders as compared to GAAP net loss of $218.2 million or $0.40 per average share available to common shareholders for the quarter ended June 30, 2010, and GAAP net income of $699.9 million or $0.92 per average share available to common shareholders for the quarter ended March 31, 2011.

Without the effect of the unrealized gains or losses on interest rate swaps and interest-only mortgage-backed securities, net income for the quarter ended June 30, 2011, was $587.5 million or $0.71 per average share available to common shareholders as compared to $374.8 million or $0.66 per average share available to common shareholders for the quarter ended June 30, 2010, and $530.6 million or $0.70 per average share available to common shareholders for the quarter ended March 31, 2011.

During the quarter ended June 30, 2011, the Company disposed of $1.7 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $7.3 million. During the quarter ended June 30, 2010, the Company disposed of $1.9 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $39.0 million. During the quarter ended March 31, 2011, the Company disposed of $4.2 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $27.2 million.

Common dividends declared for the quarter ended June 30, 2011, were $0.65 per share as compared to $0.68 per share for the quarter ended June 30, 2010, and $0.62 per share for the quarter ended March 31, 2011. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2011, based on the June 30, 2011, closing price of $18.04, was 14.41%, as compared to 15.86% for the quarter ended June 30, 2010, and 14.21% for the quarter ended March 31, 2011.

On a GAAP basis, the Company provided an annualized return on average equity of 3.60% for the quarter ended June 30, 2011, as compared to an annualized loss on average equity of 9.03% for the quarter ended June 30, 2010, and an annualized return on average equity of 24.56% for the quarter ended March 31, 2011. Without the effect of the unrealized gains or losses on interest rate swaps and interest-only mortgage-backed securities, the Company provided an annualized return on average equity of 17.50% for the quarter ended June 30, 2011, as compared to an annualized return on average equity of 9.03% for the quarter ended June 30, 2010, and an annualized return on average equity of 18.62% for the quarter ended March 31, 2011.

Subsequent to quarter end, on July 15, 2011, the Company completed a public offering of 138,000,000 shares of common stock. The estimated net proceeds of the offering were approximately $2.4 billion, net of offering expenses.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “The uncertainty surrounding sovereign credit risk, regulatory reform and tepid economic performance is causing near-term volatility in asset prices and investor confidence, but the long-term implication of these conditions is that the very favorable operating environment in which we find ourselves is likely to persist for a significant period of time. Our successful capital raise last month will go towards taking advantage of accretive investment opportunities and continued strengthening of our balance sheet. We look forward to continuing to deliver compelling risk-adjusted investment returns to our shareholders and playing our part in the recovery of the American financial markets.”

For the quarter ended June 30, 2011, the annualized yield on average interest-earning assets was 4.04% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.59%, which resulted in an average interest rate spread of 2.45%. This was a 29 basis point increase from the 2.16% annualized interest rate spread for the quarter ended June 30, 2010, and a 28 basis point increase from the 2.17% average interest rate spread for the quarter ended March 31, 2011. At June 30, 2011, the weighted average yield on investment securities was 3.76% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.69%, which resulted in an interest rate spread of 2.07%. Beginning with the quarter and six-month periods ending June 30, 2011, net interest payments on interest rate swaps, reflected in the consolidated statements of operations and comprehensive income as realized gains (losses) on interest rate swaps, are included in the summary table presentation of cost of funds and interest rate spread. This change will not affect GAAP or taxable net income, shareholders’ equity, cash flows or earnings per share. Leverage at June 30, 2011, was 5.7:1 compared to 5.9:1 at June 30, 2010, and 6.3:1 at March 31, 2011.

Fixed-rate mortgage-backed securities and agency debentures comprised 89% of the Company’s portfolio at June 30, 2011. The balance of the mortgage-backed securities and agency debentures was comprised of 10% adjustable-rate mortgage-backed securities and agency debentures and 1% LIBOR floating-rate collateralized mortgage obligations. At June 30, 2011, the Company had entered into interest rate swaps with a notional amount of $35.5 billion, or 38% of the mortgage-backed securities and agency debentures portfolio. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statement of operations. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of June 30, 2011, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and agency debentures, which carry an actual or implied “AAA” rating.

“The operating dynamics of our portfolio continue to be favorable,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “The technicals in our markets improved with the end of QE2, prepayment speeds continue to decline despite falling mortgage rates, and the alignment of interest rates remains positive, all of which combine to offer attractive opportunities for reinvestment of amortizing principal and the proceeds of our recent capital raise. At the same time we believe the current global market environment makes it imperative for us to run our portfolio in a conservative fashion. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and agency debentures was comprised of 39% floating-rate, 10% adjustable-rate and 51% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	June 30, 2011	June 30, 2010	March 31, 2011
Leverage at period-end	5.7:1	5.9:1	6.3:1
Fixed-rate mortgage-backed securities and agency debentures as a percentage of portfolio	89%	82%	88%
Adjustable-rate mortgage-backed securities and agency debentures as a percentage of portfolio	10%	16%	11%
Floating-rate mortgage-backed securities and agency debentures as a percentage of portfolio	1%	2%	1%
Notional amount of interest rate swaps as a percentage of mortgage-backed securities and agency debentures	38%	38%	37%
Annualized yield on average interest-earning assets during the quarter	4.04%	4.16%	3.79%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.59%	2.00%	1.62%
Annualized interest rate spread during the quarter	2.45%	2.16%	2.17%
Weighted average yield on investment securities at period-end	3.76%	3.65%	3.89%
Weighted average cost of funds on borrowings at period-end	1.69%	2.09%	1.65%
Interest rate spread at period-end	2.07%	1.56%	2.24%
Weighted average receive rate on interest rate swaps at period-end	0.21%	0.38%	0.28%
Weighted average pay rate on interest rate swaps at period-end	2.79%	3.48%	2.92%

The Constant Prepayment Rate was 11% during the second quarter of 2011, as compared to 32% during the second quarter of 2010, and 17% during the first quarter of 2011. The weighted average purchase price of the Company’s mortgage-backed securities and agency debentures was 102.6% at June 30, 2011. The net amortization of premiums and accretion of discounts on mortgage-backed securities and agency debentures for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011 was $126.5 million, $137.2 million, and $174.8 million, respectively. The total net premium and discount balance at June 30, 2011, June 30, 2010, and March 31, 2011, was $3.0 billion, $1.8 billion, and $2.9 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.23%, 0.23% and 0.23% for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011, respectively. At June 30, 2011, June 30, 2010, and March 31, 2011, the Company had a common stock book value per share of $16.55, $16.89 and $15.76, respectively.

At June 30, 2011, The Company’s wholly-owned registered investment advisors had under management approximately $13.1 billion in net assets and $23.0 billion in gross assets, as compared to $12.1 billion in net assets and $18.8 billion in gross assets at June 30, 2010 and $12.5 billion in net assets and $22.5 billion in gross assets at March 31, 2011. For the quarter ended June 30, 2011, the investment advisors earned investment advisory and service fees of $20.7 million, as compared to $13.9 million for the quarter ended June 30, 2010 and $17.2 million for the quarter ended March 31, 2011.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2011 second quarter earnings conference call on Tuesday August 2, 2011 at 9:00 a.m. EDT. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls. The conference passcode is 7352865. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10002635. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Investor Information and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands, except share and per share data)

	June 30, 2011 (Unaudited)	March 31, 2011 (Unaudited)	December 31, 2010 (1)	September 30, 2010 (Unaudited)	June 30, 2010 (Unaudited)
ASSETS

Cash and cash equivalents	$401,844	$357,012	$282,626	$289,486	$327,979
Reverse repurchase agreements with affiliate	-	-	-	-	82,678
Reverse repurchase agreements	593,865	1,348,069	1,006,163	757,722	226,098
Investments, at fair value:
U.S. Treasury Securities	748,118	1,088,657	1,100,447	754,993	87,352
Securities borrowed	519,929	368,714	216,676	251,242	242,242
Mortgage-Backed Securities	96,773,448	93,644,409	78,440,330	76,174,141	69,422,400
Agency debentures	703,093	414,660	1,108,261	2,046,371	2,390,429
Investments with affiliates	261,659	303,713	252,863	245,659	230,268
Corporate debt, held for investment	27,982	21,224	21,683	-	-
Receivable for Investment sold	40,751	320,465	151,460	1,637,542	78,581
Accrued interest and dividends receivable	386,160	391,356	345,250	345,153	322,853
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	19,666	16,631	16,172	15,138	13,359
Intangible for customer relationships, net	12,141	8,990	9,290	9,590	9,891
Goodwill	42,030	42,030	42,030	27,917	27,917
Interest rate swaps, at fair value	-	8,879	2,561	-	-
Other derivative contracts, at fair value	767	1,539	2,607	186	-
Other assets	22,282	87,988	24,899	26,351	42,665

Total assets	$100,557,007	$98,427,608	$83,026,590	$82,584,763	$73,507,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$491,740	$788,898	$909,462	$691,593	$26,207
Repurchase agreements	78,447,165	79,983,914	65,533,537	61,040,668	56,386,835
Securities loaned, at fair value	447,330	359,852	217,841	251,332	242,242
Payable for Investments purchased	4,824,618	2,476,409	4,575,026	8,165,941	4,867,945
Payable for investments purchased with affiliate	-	57,500	-	-	-
Convertible Senior Notes	600,000	600,000	600,000	600,000	600,000
Accrued interest payable	122,753	113,101	115,766	113,837	99,366
Dividends payable	539,970	498,697	404,220	422,036	380,636
Interest rate swaps, at fair value	1,035,215	577,150	754,439	1,604,639	1,174,788
Other derivative contracts, at fair value	-	-	2,446	-	216
Accounts payable and other liabilities	78,895	79,087	8,921	51,440	33,815

Total liabilities	86,587,686	85,534,608	73,121,658	72,941,486	63,812,050

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 1,649,047, 1,650,047, 1,652,047, 2,306,537 and 2,603,969 shares issued and outstanding, respectively	39,959	39,983	40,032	55,891	63,098

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 1,987,987,500 authorized, 831,047,443, 804,350,532, 631,594,205, 620,640,708 and 559,763,825 issued and outstanding, respectively	8,310	8,044	6,316	6,206	5,598
Additional paid-in capital	12,579,012	12,119,817	9,175,245	8,994,954	7,937,738
Accumulated other comprehensive income	2,049,831	1,009,528	1,164,642	1,877,537	2,540,201
Accumulated deficit	(884,879)	(461,460)	(658,391)	(1,468,399)	(1,027,789)

Total stockholders’ equity	13,929,362	12,853,017	9,864,900	9,587,386	9,632,836
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$100,557,007	$98,427,608	$83,026,590	$82,584,763	$73,507,984

(1) Derived from the audited consolidated financial statements at December 31, 2010.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except share and per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Interest income:
Investments	$948,703	$837,880	$678,626	$700,964	$642,782
U.S. Treasury Securities	6,497	4,825	2,039	751	40
Securities loaned	1,868	1,343	1,422	1,261	860
Total interest income	957,068	844,048	682,087	702,976	643,682

Interest expense:
Repurchase agreements	100,164	102,602	103,514	105,393	96,975
Convertible Senior Notes	6,900	6,767	7,034	7,033	6,966
U.S. Treasury Securities sold, not yet purchased	4,772	4,986	2,166	459	24
Securities borrowed	1,484	1,101	1,201	1,047	742
Total interest expense	113,320	115,456	113,915	113,932	104,707

Net interest income	843,748	728,592	568,172	589,044	538,975

Other income (loss):
Investment advisory and other fee income	20,710	17,207	16,321	15,343	13,863
Net gains (losses) on sales of Mortgage-Backed Securities and agency debentures	7,336	27,185	33,802	61,986	39,041
Dividend income	8,230	6,297	7,647	8,097	7,330
Net gains (losses) on trading	(5,712)	18,812	(3,510)	1,082	77
Net gains (losses) on interest-only Mortgage-Backed Securities	276	-	-	-	-
Income (expense) from underwriting	(77)	2,904	680	915	500
Subtotal	30,763	72,405	54,940	87,423	60,811
Realized gains (losses) on interest rate swaps(1)	(216,760)	(206,148)	(190,098)	(188,636)	(175,535)
Unrealized gains (losses) on interest rate swaps	(466,943)	169,308	839,191	(448,253)	(593,038)
Subtotal	(683,703)	(36,840)	649,093	(636,889)	(768,573)
Total other income (loss)	(652,940)	35,565	704,033	(549,466)	(707,762)

General and administrative expenses	57,229	51,827	46,496	43,430	41,540

Income (loss) before income taxes and income from equity method investment in affiliate	133,579	712,330	1,225,709	(3,852)	(210,327)

Income taxes	(12,762)	(13,575)	(8,207)	(11,076)	(8,837)

Income (loss) from equity method investment in affiliate	-	1,140	1,002	868	935

Net income (loss)	120,817	699,895	1,218,504	(14,060)	(218,229)

Dividends on preferred stock	4,267	4,267	4,268	4,515	4,625

Net income (loss) available (related) to common shareholders	$116,550	$695,628	$1,214,236	($18,575)	($222,854)

Net income (loss) available (related) per share to common shareholders:
Basic	$0.14	$0.92	$1.94	($0.03)	($0.40)
Diluted	$0.14	$0.89	$1.84	($0.03)	($0.40)

Weighted average number of common shares outstanding:
Basic	822,623,370	752,413,605	625,138,510	611,904,518	559,700,836
Diluted	827,754,731	790,993,841	662,476,638	611,904,518	559,700,836

Net income (loss)	$120,817	$699,895	$1,218,504	($14,060)	($218,229)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,047,639	(142,227)	(692,663)	(619,080)	664,544
Unrealized loss on interest rate swaps	-	14,298	13,570	18,402	26,846
Reclassification adjustment for net (gains) losses included in net income (loss)	(7,336)	(27,185)	(33,802)	(61,986)	(39,041)
Other comprehensive income (loss)	1,040,303	(155,114)	(712,895)	(662,664)	652,349
Comprehensive income (loss)	$1,161,120	$544,781	$505,609	($676,724)	$434,120

(1) Realized loss on interest rate swaps equals net interest payments on interest rate swaps.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except share and per share data)

	For the six months ended
	June 30, 2011	June 30, 2010
Interest income:
Investments	$1,786,583	$1,296,717
U.S. Treasury Securities	11,322	40
Securities loaned	3,211	1,314
Total interest income	1,801,116	1,298,071

Interest expense:
Repurchase agreements	202,766	189,064
Convertible Senior Notes	13,667	10,161
U.S. Treasury Securities sold, not yet purchased	9,758	24
Securities borrowed	2,585	1,129
Total interest expense	228,776	200,378

Net interest income	1,572,340	1,097,693

Other income (loss):
Investment advisory and other fee income	37,917	26,409
Gains (losses) on sales of Mortgage-Backed Securities and agency debentures	34,521	86,003
Dividend income	14,527	15,294
Net gains (losses) on trading	13,100	77
Net gains (losses) on interest-only Mortgage-Backed Securities	276	-
Income from underwriting	2,827	500
Subtotal	103,168	128,283
Realized gains (losses) on interest rate swaps(1)	(422,908)	(356,373)
Unrealized gains (losses) on interest rate swaps	(297,635)	(709,770)
Subtotal	(720,543)	(1,066,143)
Total other income (loss)	(617,375)	(937,860)

Expenses:
Distribution fees	-	360
General and administrative expenses	109,056	81,561
Total expenses	109,056	81,921

Income (loss) before income from equity method investment and income taxes	845,909	77,912
Income taxes	(26,337)	(16,151)

Income (loss) from equity method investment	1,140	1,075

Net income (loss)	820,712	62,836

Dividend on preferred stock	8,534	9,250

Net income (loss) available (related) to common shareholders	$812,178	$53,586

Net income (loss) available (related) per share to common shareholders:
Basic	$1.03	$0.10
Diluted	$1.00	$0.10

Weighted average number of common shares outstanding:
Basic	787,712,527	557,360,358
Diluted	827,622,301	557,418,175

Net income (loss)	$820,712	$62,836
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	905,412	671,960
Unrealized losses on interest rate swaps	14,298	62,927
Reclassification adjustment for net (gains) losses included in net income (loss)	(34,521)	(86,003)
Other comprehensive income (loss)	885,189	648,884
Comprehensive income (loss)	$1,705,901	$711,720

(1) Realized losses on interest rate swaps equals net interest payments on interest rate swaps.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com